Exhibit (d)(12)(xiv)

EQ ADVISORS TRUST

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 1 to the Second Amended and Restated Investment Advisory Agreement dated as of June 22, 2007 (“Amendment No. 1”) between AXA Equitable Life Insurance Company, a New York corporation (“AXA Equitable” or “Manager”) and AllianceBernstein, L.P. (“Alliance” or “Adviser”).

AXA Equitable and Alliance agree to modify the Second Amended and Restated Investment Advisory Agreement dated as of August 1, 2006 (“Agreement”) as follows:

1. Removed Portfolios. All references to the AXA Enterprise Multimanager International Equity Fund, AXA Enterprise Multimanager Mid Cap Growth Fund, AXA Enterprise Multimanager Core Equity Fund, AXA Enterprise Multimanager Growth Fund and AXA Enterprise Multimanager Value Fund of the AXA Enterprise Multimanager Funds Trust are hereby removed.

2. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the EQ/AllianceBernstein Common Stock Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio, EQ/AllianceBernstein Growth and Income Portfolio, EQ/AllianceBernstein International Portfolio, EQ/AllianceBernstein Large Cap Growth Portfolio, EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/AllianceBernstein Value Portfolio and EQ/Equity 500 Index Portfolio (each, a “Portfolio” and collectively, the “Portfolios”).

3. Name Changes. The names of the AXA Premier VIP Mid Cap Growth Portfolio, AXA Premier VIP International Equity Portfolio, AXA Premier VIP Large Cap Core Equity Portfolio, AXA Premier VIP Aggressive Equity Portfolio and AXA Premier VIP Large Cap Value Portfolio are changed to the Multimanager Mid Cap Growth Portfolio, Multimanager International Equity Portfolio, Multimanager Large Cap Core Equity Portfolio, Multimanager Aggressive Equity Portfolio and Multimanager Large Cap Value Portfolio.

4. Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

5. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

6. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

AXA EQUITABLE LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN, L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Mark R. Manley
	Steven M. Joenk		Mark R. Manley
	Senior Vice President		Deputy General Counsel, Assistant Secretary and Senior Vice President

APPENDIX A

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Intermediate Government Securities Portfolio

EQ/AllianceBernstein Growth and Income Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Quality Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Equity 500 Index Portfolio

APPENDIX B

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios**	Annual Advisory Fee Rate***

Special Equity Portfolios, which shall include the following Portfolios, or Allocated Portions of a Portfolio** (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

Multimanager Mid Cap Growth Portfolio, a series of AXA Premier VIP Trust *,**

Multimanager International Equity Portfolio, a series of AXA Premier VIP Trust *,**

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity and High Yield Portfolios, which shall include the following Portfolios, or Allocated Portions, of a Portfolio (collectively referred to as “General Equity/High Yield Portfolios”)

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Value Portfolio

Multimanager Large Cap Core Equity Portfolio, a series of AXA Premier VIP Trust *,**

0.50% of the General Equity/High Yield Portfolios’ average daily net assets up to and including $1 billion; 0.40% of the General Equity/High Yield Portfolios’ average daily net assets over $1 billion up to and including $2 billion; 0.30% of the General Equity/High Yield Portfolios’ average daily net assets over $2 billion up to and including $3 billion; and 0.20% of the General Equity/High Yield Portfolios’ average daily net assets over $3 billion

Fixed Income Portfolios, which shall include the following Portfolios, or Allocated Portions of a Portfolio (collectively referred to as “Fixed Income Portfolios”)

EQ/AllianceBernstein Intermediate Government Securities Portfolio

EQ/AllianceBernstein Quality Bond Portfolio

0.30% of the Fixed Income Portfolios’ average daily net assets up to and including $500 million; 0.25% of the Fixed Income Portfolios’ average daily net assets over $500 million up to and including $1 billion; 0.20% of the Fixed Income Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.15% of the Fixed Income Portfolios’ average daily net assets over $1.5 billion up to and including $3 billion; and 0.12% of the Fixed Income Portfolios’ average daily net assets over $3 billion

EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion

Related Portfolios**	Annual Advisory Fee Rate***

Large Cap Portfolios, which shall include the following Portfolios, or Allocated Portions of a Portfolio (collectively referred to as “Large Cap Portfolios”)

EQ/AllianceBernstein Growth and Income Portfolio

Multimanager Large Cap Value Portfolio, a series of AXA Premier VIP Trust *,**

0.30% of each of the Large Cap Portfolios’ average daily net assets

Multimanager Aggressive Equity Portfolio, a series of AXA Premier VIP Trust *	0.36% of the Aggressive Equity Portfolio’s average daily net assets

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as an “Allocated Portion.”

**	Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as “Special Equity Portfolios,” “General Equity Portfolios,” or “Large Cap Portfolios.”

***	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.